Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 dated as of October 7, 2010 (this “Amendment”), to the Credit Agreement dated as of November 20, 2007, as amended by Amendment No. 1 dated as of January 14, 2010 (the “Credit Agreement”), among DJO FINANCE LLC (f/k/a REABLE THERAPEUTICS FINANCE LLC), a Delaware limited liability company (the “Company”), DJO HOLDINGS LLC (f/k/a REABLE THERAPEUTICS HOLDINGS LLC), a Delaware limited liability company (“Holdings”), CREDIT SUISSE AG (f/k/a Credit Suisse), as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

A.            Pursuant to the Credit Agreement, the Lenders have extended credit to the Company.

B.            The Company has requested that the Lenders agree to amend the Credit Agreement in the manner set forth herein in order to permit the Company to issue the New Subordinated Notes and to use the proceeds thereof (i) to purchase or otherwise redeem in full all outstanding Old Subordinated Notes and to pay any accrued and unpaid interest, premiums or other amounts outstanding in respect of the Old Subordinated Notes, (ii) to pay the costs, fees, expenses and premiums incurred in connection with the Old Subordinated Notes Tender Offer, any redemption of the Old Subordinated Notes, the Amendment and the issuance of the New Subordinated Notes and (iii) to prepay Term Loans.

C.            The Lenders are willing to so amend the Credit Agreement, on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the premises contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.  Capitalized terms used but not defined in this Amendment have the meanings assigned thereto in the Credit Agreement.  The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.  As used herein, the following terms shall have the meanings set forth below:

“Old Subordinated Notes Tender Offer” means the offer by the Company to purchase any and all outstanding Old Subordinated Notes made pursuant to the Offer to Purchase dated as of October 1, 2010.

SECTION 2.  Amendments to Credit Agreement.  (a)  Section 1.01 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

“Old Subordinated Notes” means the $200,000,000 in aggregate principal amount of 11.75% senior subordinated notes due 2014 co-issued by the

Company and DJO Finance Corporation, a Delaware corporation and wholly owned Subsidiary of the Company.

“Old Subordinated Notes Refinancing Date” means the date of issuance of the New Subordinated Notes.

“New Subordinated Notes” means the senior subordinated notes in an aggregate principal amount of at least $300,000,000 to be co-issued by the Company and DJO Finance Corporation on the Old Subordinated Notes Refinancing Date.

“Permitted Loan Refinancing Debt” means senior, senior subordinated or subordinated Indebtedness issued or incurred by the Company or a Subsidiary Guarantor; provided that (a) such Indebtedness shall be unsecured, (b) such Indebtedness shall have a stated maturity no earlier than, and shall not provide for any scheduled amortization, principal or sinking fund payments prior to, the date that is 91 days after the Maturity Date with respect to the Term Loans, (c) the terms and conditions of such Indebtedness shall not provide for any mandatory prepayment or redemption, prepayment or redemption at the option of the holder thereof, or similar mandatory prepayment provisions, other than, subject to reinvestment rights no less favorable to the Borrower than those under this Agreement and to rights in respect of the prior repayment of or prior offer to repay the Obligations, upon the occurrence of a change of control or similar event, asset sale or casualty or condemnation event and customary acceleration rights following an event of default, (d) the terms and conditions of such Indebtedness (other than interest rate, fees, funding discounts, redemption or prepayment premiums and subordination terms), taken as a whole, are not materially less favorable to the Company than the terms of the New Notes as of the Old Subordinated Notes Refinancing Date; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (e) if such Indebtedness is subordinated to the Obligations, it is done so on terms no less favorable to the Lenders than the subordination terms set forth in the Existing Notes Indenture as of the Old Subordinated Notes Refinancing Date.

(b)  Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definition of “Existing Notes” in its entirety as follows:

“Existing Notes” means (a) prior to the Old Subordinated Notes Refinancing Date, the Old Subordinated Notes and (b) on and after the Old Subordinated Notes Refinancing Date, the New Subordinated Notes.

(c)  Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definition of “Existing Notes Indenture” in its entirety as follows:

“Existing Notes Indenture” means (a) prior to the Old Subordinated Notes Refinancing Date, the Indenture for the Old Subordinated Notes, dated as of November 3, 2006, and (b) on and after the Old Subordinated Notes Refinancing Date, the Indenture for the New Subordinated Notes, to be dated as of the Old Subordinated Notes Refinancing Date.

(d)  Section 2.05(b)(iii) of the Credit Agreement is hereby amended by adding the words “(other than Section 7.03(v))” immediately following the words “Section 7.03” therein.

Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (u) thereof, (ii) replacing “(u)” in clause (v) thereof with “(v)”, (iii) redesignating clause (v) thereof as clause (w) thereof and (iv) adding the following new clause (v) immediately following clause (u) thereof:

“(v) Permitted Loan Refinancing Debt; provided that the Net Cash Proceeds of such Indebtedness are offered to prepay Term Loans pursuant to Section 2.05(b)(iii); and”.

SECTION 3.  Other Agreements.  (a)  The Net Cash Proceeds of the New Subordinated Notes shall be used solely (i) to purchase Old Subordinated Notes tendered pursuant to the Old Subordinated Notes Tender Offer and/ or otherwise redeem in full all outstanding Old Subordinated Notes within 30 days after the Old Subordinated Notes Refinancing Date and, in either such case, to pay any accrued and unpaid interest, premiums or other amounts outstanding in respect of such Old Subordinated Notes, (ii) to pay the costs, fees, expenses and premiums incurred in connection with the Old Subordinated Notes Tender Offer, any redemption of the Old Subordinated Notes, the Amendment and the issuance of the New Subordinated Notes and (iii) with respect to any such Net Cash Proceeds not used or required to be used to repurchase or redeem in full all outstanding Old Subordinated Notes or make the other payments in connection therewith in accordance with clauses (i) and (ii) above, within five Business Days following the closing of the Old Subordinated Notes Tender Offer, to prepay Term Loans pursuant to Section 2.05(a) of the Credit Agreement.

(b)  On and after the Old Subordinated Notes Refinancing Date, the words “as of the Closing Date” immediately following (i) the words “Existing Notes Indenture” in (x) the definition of the term “Permitted Holdings Debt” in the Credit Agreement, (y) Section 7.03(h) of the Credit Agreement and (z) Section 7.03(r) of the Credit Agreement and (ii) the words “Existing Notes” in Section 7.03(h) of the Credit Agreement, shall in each case be deemed to read “as of the Old Subordinated Notes Refinancing Date”.

SECTION 4.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Company represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment, (a) the representations and warranties of the Company and each other Loan Party contained in

Article V of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects on and as of the Amendment Effective Date (as defined below); provided that, to the extent that such representations and warranties expressly relate to a specified earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates and (b) no Default or Event of Default has occurred and is continuing.

SECTION 5.  Amendment Fee.  The Company agrees to pay to the Administrative Agent, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 12:00 noon, New York City time, on October 5, 2010, an amendment fee (the “Amendment Fees”) in an amount equal to 0.05% of the sum of the aggregate principal amount of such Lender’s Term Loans outstanding as of such date and the Revolving Credit Commitment (whether used or unused) of such Lender as of such date; provided, that the Company shall have no liability for any such Amendment Fees if this Amendment does not become effective in accordance with Section 6 below.  Such Amendment Fees shall be payable in immediately available funds on, and subject to the occurrence of, the Amendment Effective Date, shall not be subject to setoff or counterclaim, and shall be in addition to any other fees or amounts referred to in Section 6 below.

SECTION 6.  Effectiveness.  This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of (i) the Company, (ii) Holdings, and (iii) the Required Lenders, and (b) (i) the Amendment Fees, (ii) any fees separately agreed in writing by the Company and Credit Suisse Securities (USA) LLC and (iii) to the extent invoiced (such invoice to be received by the Company no later than one Business Day prior to the Amendment Effective Date), reimbursement or payment of all reasonable and documented out of pocket costs and expenses of the Administrative Agent and its Affiliates required by Section 10.04 of the Credit Agreement or by any other Loan Document to be reimbursed or paid by the Company in connection with this Amendment.

SECTION 7.  Effect of this Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 9.  GOVERNING LAW.  (a)  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)  ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT.

(c)  Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 10.02 of the Credit Agreement.  Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

SECTION 10.  Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DJO FINANCE LLC,

by	/s/ Vickie L. Capps
	Name:	Vickie L. Capps
	Title:	Executive Vice President and Chief Financial Officer

DJO HOLDINGS LLC,

by	/s/ Vickie L. Capps
	Name:	Vickie L. Capps
	Title:	Executive Vice President and Chief Financial Officer

[Amendment No. 2 to the Credit Agreement- DJO]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse, Cayman Islands Branch), as Administrative Agent,

by	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

by	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Associate

[Amendment No. 2 to the Credit Agreement- DJO]